EXHIBIT 10.5

February 14,2012

Board Of Directors
New Leaf  Brands, Inc.
1 Dewolf Road. Suite 208
Old Tappan, NJ  07675

Gentleman:

Please accept this letter as my resignation from my post as Chairman of the Board, President and Chief Executive Officer of New Leaf Brands, Inc, effective February 14, 2012.

Sincerely,

Eric Skae

42 Delongis Court, Sparkill, NY 10976